================================================================================

                           FIRST AMENDED AND RESTATED

                         RECEIVABLES PURCHASE AGREEMENT

                                     among

                            TRANSMEDIA NETWORK INC.,

                          IDINE RESTAURANT GROUP INC.,

                        TRANSMEDIA SERVICE COMPANY INC.,

                                   AS SELLERS

                                      and

                                RTR FUNDING LLC,

                                  AS PURCHASER

                            DATED AS OF MAY 17, 2001

================================================================================

                               TABLE OF CONTENTS

ARTICLE I
     DEFINITIONS...................................................................................................   1

     SECTION 1.1   DEFINITIONS.....................................................................................   1
     SECTION 1.2   OTHER TERMS.....................................................................................   2
     SECTION 1.3   COMPUTATION OF TIME PERIODS.....................................................................   2

ARTICLE II
     PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES.............................................................   2

     SECTION 2.1   SALES...........................................................................................   2

ARTICLE III
     CONSIDERATION AND PAYMENT; REPORTING; ADMINISTRATION..........................................................   4

     SECTION 3.1   PURCHASE PRICE..................................................................................   4
     SECTION 3.2   PAYMENT OF PURCHASE PRICE.......................................................................   4
     SECTION 3.3   SETTLEMENT REPORT...............................................................................   4

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES................................................................................   5

     SECTION 4.1   SELLERS' REPRESENTATIONS AND WARRANTIES.........................................................   5
     SECTION 4.2   REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES BY THE SELLERS; NOTICE OF BREACH................   9

ARTICLE V
     COVENANTS OF THE SELLERS......................................................................................   9

     SECTION 5.1   COVENANTS OF THE SELLERS........................................................................   9

ARTICLE VI
     REPURCHASE OBLIGATION.........................................................................................  14

     SECTION 6.1   MANDATORY REPURCHASE............................................................................  14
     SECTION 6.2   DILUTIONS, ECT..................................................................................  14

ARTICLE VII
     CONDITIONS PRECEDENT..........................................................................................   14

ARTICLE VIII
     TERM AND TERMINATION..........................................................................................   15

     SECTION 8.1   TERM............................................................................................   15
     SECTION 8.2   EFFECT OF TERMINATION...........................................................................   16

ARTICLE IX
     MISCELLANEOUS PROVISIONS......................................................................................   16

     SECTION 9.1   AMENDMENTS, ETC.................................................................................   16
     SECTION 9.2   GOVERNING LAW; SUBMISSION TO JURISDICTION.......................................................   16
     SECTION 9.3   NOTICES.........................................................................................   16
     SECTION 9.4   SEVERABILITY OF PROVISIONS......................................................................   18
     SECTION 9.5   COLLATERAL ASSIGNMENT OF RIGHTS UNDER ORIGINATOR RECEIVABLES PURCHASE AGREEMENT; ASSIGNMENTS
                   GENERALLY.......................................................................................   18
     SECTION 9.6   FURTHER ASSURANCES..............................................................................   19
     SECTION 9.7   NO WAIVER; CUMULATIVE REMEDIES..................................................................   19
     SECTION 9.8   COUNTERPARTS....................................................................................   19
     SECTION 9.9   BINDING EFFECT; THIRD-PARTY BENEFICIARIES.......................................................   19
     SECTION 9.10  MERGER AND INTEGRATION..........................................................................   19
     SECTION 9.11  HEADINGS........................................................................................   19
     SECTION 9.12  EXHIBITS........................................................................................   19

                                    EXHIBITS

EXHIBIT A     Principal Place of Business, Chief Executive Office,
              Jurisdiction of Formation and Location of Records....................................................   A-1

EXHIBIT B     Form of Trademark Assignment.........................................................................   B-1

Schedule I    List of Tradenames, Trademarks and Service Marks.....................................................  SI-1

Schedule I-A  List of Tradenames, Trademarks and Service Marks..................................................... SIA-1

                          FIRST AMENDED AND RESTATED
                        RECEIVABLES PURCHASE AGREEMENT
                        ------------------------------

          This FIRST AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of May 17, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), among TRANSMEDIA NETWORK INC., a Delaware
                         ---------
corporation ("TMN"), IDINE RESTAURANT GROUP INC., a Delaware corporation
              ---
("iDine"), TRANSMEDIA SERVICE COMPANY INC., a Delaware corporation ("Service
  -----                                                              -------
Company"; TMN, iDine and Service Company are sometimes individually referred to
-------
herein as a "Seller" and collectively as the "Sellers"), and RTR FUNDING LLC, a
             ------                           -------
Delaware limited liability company, as purchaser (in such capacity, the "Purchaser"). This Agreement amends and restates that certain Receivables
 ---------
Purchase Agreement, dated as of December 30, 1999 (the "Original Agreement").
                                                        ------------------

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, prior to the Original Closing Date, TMN purchased certain rights to receive and related assets (i) from the Originator pursuant to the Originator Receivables Purchase Agreement and (ii) from TNI pursuant to the Receivables Sale Agreement;

          WHEREAS, on the Original Closing Date each Seller sold to the Purchaser certain rights to receive along with certain tradenames, trademarks and service marks listed herein;

          WHEREAS, the Purchaser desires to purchase from time to time certain rights to receive and related assets existing on the Original Closing Date and thereafter until the Purchase Termination Date; and

          WHEREAS, the Sellers desire to sell and assign from time to time such rights to receive and related assets to the Purchaser upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Purchaser and the Sellers as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1. Definitions. All capitalized terms used herein have the
                       -----------
meanings specified herein or, if not so specified, the meaning specified in, or incorporated by reference into, Annex X to the Amended and Restated Receivables Transfer Agreement, dated as of May 17, 2001 (as amended, supplemented or otherwise modified and in effect from time to time, the "Receivables Transfer
                                                         --------------------
Agreement"), by and among the Purchaser, as Transferor
---------
thereunder, TMN, individually and as Servicer thereunder, the Back-up Servicer, the Initial Purchasers, the APA Bank Purchasers, The Chase Manhattan Bank, as Administrative Agent and Successor Servicer thereunder, and the Funding Agents.

          SECTION 1.2.   Other Terms. All accounting terms not specifically
                         -----------
defined herein shall be construed in accordance with GAAP, consistently applied. All terms used in Article 9 of the Relevant UCC, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.3.   Computation of Time Periods. Unless otherwise stated in
                         ---------------------------
this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding," and the word "within" means "from and excluding a specified date and to and including a later specified date."

                                  ARTICLE II

               PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

          SECTION 2.1.   Sales.

          (a) Upon the terms and subject to the conditions set forth herein, each Seller hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from each Seller, all of such Seller's right, title and interest, whether now owned or hereafter acquired and wherever located, in, to and under such Seller's Receivables outstanding on the Original Closing Date and thereafter owned by such Seller (including on the Amendment Effective Date) through any Purchase Termination Date, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing. Such Receivables, expressed as a Dollar amount, shall be equal to the Outstanding Balance of the Receivables from time to time. Any sale, assignment, transfer and conveyance hereunder does not constitute an assumption by the Purchaser of any obligations of the Sellers, the Originator or any other Person to the Restaurants or to any other Person in connection with the Receivables or under any Related Security or any other agreement or instrument relating to the Receivables.

          (b) Each Seller agrees to record and file on or prior to the Original Closing Date and, to the extent applicable, on the Amendment Effective Date, at its own expense, a financing statement or statements with respect to such Seller's Receivables and the other property described in subsection 2.1(a) sold
                                                         -----------------
by such Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Purchaser created hereby under the Relevant UCC against all creditors of, and purchasers from, such Seller and the Originator, and to deliver either the originals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser on or prior to the Original Closing Date and, to the extent applicable, on the Amendment Effective Date.

          (c) Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser may reasonably request in order to perfect or protect the interest of the Purchaser in the Receivables purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, each Seller will, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Purchaser and mark its respective master data processing records (or related subledger) with a legend describing the purchase by the Purchaser of such Seller's Receivables and the lien of the Administrative Agent (for the benefit of the Initial Purchasers and the APA Bank Purchasers thereunder) pursuant to the Receivables Transfer Agreement and stating "An interest in these rights to receive has been granted to The Chase Manhattan Bank, as Administrative Agent, on behalf of the Initial Purchasers, the APA Bank Purchasers and the Funding Agents, pursuant to a Receivables Transfer Agreement dated as of December 30, 1999, as amended and restated as of May [___], 2001 and as the same may be amended, supplemented or otherwise modified and in effect." Each Seller shall, upon request of the Purchaser, obtain such additional search reports as the Purchaser shall reasonably request. To the fullest extent permitted by applicable law, the Purchaser shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without any Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

          (d) It is the express intent of the Sellers and the Purchaser that each conveyance of the Receivables by a Seller to the Purchaser pursuant to this Agreement be construed as a sale of such Receivables by such Seller to the Purchaser. Further, it is not the intention of the Sellers and the Purchaser that such conveyance be deemed a grant of a security interest in the Receivables by any Seller to the Purchaser to secure a debt or other obligation of such Seller. However, in the event that, notwithstanding the intent of the parties, any Seller's Receivables are construed to constitute property of the applicable Seller, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the Relevant UCC; and (ii) any of the conveyances by a Seller provided for in this Agreement shall be deemed to be, and such Seller hereby grants to the Purchaser, a security interest in, to and under all of such Seller's right, title and interest in, to and under such Seller's Receivables, together with all Related Security and Collections with respect thereto and all Proceeds of the foregoing and, with respect to TMN, the Assigned Rights, to secure the rights of the Purchaser set forth in this Agreement or as may be determined in connection therewith by applicable law. The Sellers and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement.

          (e) (i) On the Original Closing Date, each Seller sold, assigned, transferred and conveyed to the Purchaser, and the Purchaser hereby purchased from each Seller, an undivided interest in, to and under all such Seller's right, title and interest in, to and under the tradenames, trademarks and service marks listed on Schedule I hereto. (ii) Each Seller hereby agrees to sell, assign, transfer and convey to the Purchaser, and the Purchaser hereby agrees to purchase from each Seller, an undivided interest in, to and under all such Seller's right, title and interest in, to and under the tradenames, trademarks and service marks listed on Schedule I-A hereto on the
                                                   ------------
date three (3) days after the "statement of use" relating to any such tradename, trademark and/or service mark shall have been accepted by the United States Patent and Trademark Office ("PTO").
                              ---

                                  ARTICLE III

             CONSIDERATION AND PAYMENT; REPORTING; ADMINISTRATION

          SECTION 3.1.   Purchase Price. The purchase price for the Receivables
                         --------------
and related property conveyed to the Purchaser by the Sellers under this Agreement on any Business Day shall be a Dollar amount equal to the product of
(i) the aggregate Outstanding Balance of the Receivables sold on such Business Day, and (ii) one minus the then applicable Purchase Discount (the "Purchase
                  -----                                             --------
Price").
-----

          SECTION 3.2.   Payment of Purchase Price.
                         -------------------------

          (a) The Purchase Price for each Receivable sold hereunder on any Business Day shall be paid or provided for on such Business Day (i) by payment in immediately available funds to the extent such funds are available in excess of necessary working capital, or (ii) to the extent that the Purchaser does not have sufficient cash to pay the Purchase Price, by means of capital contributed by such Seller to the Purchaser in the form of a contribution of the additional Receivables. To the extent that the total Purchase Price for Receivables sold during any calendar month is not paid in full by the Purchaser on the last Business Day of such calendar month, the applicable Seller shall be deemed to have contributed to the Purchaser the Receivables in an aggregate principal amount equal to such shortfall. No sales of Receivables shall be made hereunder on and after the Purchase Termination Date.

          (b) The Receivables with respect to which the Purchase Price therefor is paid pursuant to Section 3.2(a)(i) are referred to herein as the "Purchased
                    -----------------                                ---------
Receivables", and the Receivables with respect to which the Purchase Price
-----------
therefor is paid pursuant to subsection 3.2(a)(ii) are referred to herein as the
                             ---------------------
"Contributed Receivables".  The Purchased Receivables and the Contributed
 -----------------------
Receivables are collectively referred to herein as the "Transferred
                                                        -----------
Receivables".
-----------

          SECTION 3.3.   Settlement Report. On the Settlement Report Date of
                         -----------------
each calendar month, TMN shall deliver to the Purchaser a monthly report, substantially in the form of Exhibit E attached to the Receivables Transfer Agreement, showing (i) the aggregate Purchase Price of Receivables acquired or generated by the Sellers in the preceding month and (ii) the aggregate Outstanding Balance of such Receivables that are Eligible Receivables.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.1.   Sellers' Representations and Warranties. The Sellers
                         ---------------------------------------
jointly and severally represent and warrant to the Purchaser as of the Original Closing Date, on the Amendment Effective Date and on each Business Day on which Receivables are sold hereunder with respect to all Sellers:

          (a)  Corporate Existence and Power. Each Seller is a corporation duly
               -----------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. Each Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

          (b)  Corporate and Governmental Authorization; Contravention. The
               -------------------------------------------------------
execution, delivery and performance by each Seller of the Transaction Documents to which it is a party (i) are within such Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements as required by this Agreement or as have been taken or filed and, with respect to filings other than UCC financing statements, filings where the failure to file will not have a Material Adverse Effect), (iv) do not contravene, or constitute a default under, any provision of applicable Law or of the Certificate of Incorporation or Bylaws of such Seller or of any agreement or other instrument binding upon such Seller, except where such contravention or default would not have a Material Adverse Effect, or (v) result in the creation or imposition of any Adverse Claim on the assets of such Seller, or any of its Affiliates (except those created by this Agreement).

          (c)  Valid Sale; Binding Effect. Each purchase of Receivables and
               --------------------------
Related Security by the Purchaser hereunder shall constitute a valid sale and assignment by the applicable Seller to the Purchaser, enforceable against creditors of, and purchasers from, such Seller. Each of the Transaction Documents to which each Seller is a party will constitute the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding at law or in equity).

          (d)  Quality of Title. Immediately preceding the sale of the
               ----------------
Receivables, Related Security, Collections with respect thereto and all Proceeds of the foregoing pursuant to this Agreement, the applicable Seller was the owner of all of its Receivables, free and clear of all Adverse Claims. On or prior to the date hereof and on or prior to each Business Day on which Receivables are sold hereunder, all financing statements and other documents required to be recorded or filed in order to perfect and protect the interest of the Purchaser in, to and under the Receivables against all creditors of and purchasers from the applicable Seller or the Originator will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

          (e)  Accuracy of Information. All information heretofore furnished by
               -----------------------
any Seller to the Purchaser, a Funding Agent, the Administrative Agent, an Initial Purchaser or an APA Bank Purchaser for purposes of or in connection with this Agreement, any other Transaction Document, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by any Seller to the Purchaser, a Funding Agent, the Administrative Agent, an Initial Purchaser or an APA Bank Purchaser will be, true and accurate in every material respect, on the date such information is stated or certified; provided, however,
                                                              --------  -------
that a breach of the representation or warranty set forth in this clause (e) shall not give rise to a Termination Event under the Receivables Transfer Agreement unless such breach shall continue to be unremedied for a period of three (3) Business Days after the date on which such information was due to be delivered.

          (f)  Tax Status. Each Seller has filed all tax returns (Federal, State
               ----------
and local) required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

          (g)  Action, Suits. There are no actions, suits or proceedings
               -------------
pending, or to the knowledge of any Seller threatened, against or affecting any Seller or any Affiliate of any Seller or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect or that involve this Agreement or the transactions contemplated hereby.

          (h)  Place of Business; Jurisdiction of Formation. The principal place
               --------------------------------------------
of business and chief executive office of the Sellers are located at the addresses described on Exhibit A hereof, the jurisdiction in which each Seller was formed is listed under its name on Exhibit A, and the offices where each Seller keeps all of its Records, are located at the addresses described on Exhibit A hereof, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed.

          (i)  Solvency. Each Seller is not insolvent, does not have
               --------
unreasonably small capital with which to carry on its business, is able to pay its debts generally as they become due and payable, and its liabilities do not exceed its assets.

          (j)  Tradenames, Etc. As of the Amendment Effective Date: (i) the
               ----------------
Sellers have only the subsidiaries and divisions listed on Exhibit L to the Receivables Transfer Agreement; and (ii) the Sellers have, within the last five
(5) years, operated only under the tradenames identified on Exhibit L to the Receivables Transfer Agreement, and, within the last five (5) years, have not changed their names, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit L to the Receivables Transfer Agreement.

          (k)  Nature of Receivables. Each Receivable sold by the applicable
               ---------------------
Seller to the Purchaser hereunder is, on the date of its purchase or contribution, an Eligible Receivable. Each Receivable included in the calculation of the Net Receivables Balance was, on the date of its purchase or contribution, an "Eligible Receivable."

          (l)  Restaurant Guidelines. Since December 1, 1999, there have been no
               ---------------------
material changes in the Restaurant Guidelines other than as permitted hereunder.

          (m)  Collections and Servicing. Since December 1, 1999, there has been
               -------------------------
no material adverse change in the ability of each Seller to service and collect its Receivables.

          (n)  Binding Effect of Receivables and Contract. Each Receivable and
               ------------------------------------------
related Contract constitutes a legal, valid and binding obligation of the Restaurant, enforceable against the Restaurant, subject to the effect of bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally (whether considered in a proceeding at law or in equity).

          (o)  Not an Investment Company. No Seller is, or is controlled by, an
               -------------------------
"investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

          (p)  ERISA. Each of the Sellers and its respective ERISA Affiliates is
               -----
in compliance in all material respects with ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

          (q)  Lock-Box Accounts. The names and addresses of all the Lock-Box
               -----------------
Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C to the Receivables Transfer Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts, as have been notified to the Administrative Agent and each Funding Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) of the
                                                          --------------
Receivables Transfer Agreement and delivered to the Servicer, the Administrative Agent and each Funding Agent). All Credit Card Processors and each Restaurant (or its designee) have been instructed to cause all payments to be made to a Lock-Box Account, and only Collections are deposited into a Lock-Box Account; provided, however that the deposit of cash or cash proceeds other than
--------  -------
Collections into a Lock-Box Account shall not give rise to a Termination Event unless the Transferor, a Seller or the Servicer shall have failed to segregate or cause to be segregated any such cash or cash proceeds from Collections within two (2) Business Days of deposit or credit to any Lock-Box Account.

          (r)  Bulk Sales. No transaction contemplated by this Agreement
               ----------
requires compliance with any bulk sales act or similar law.

          (s)  Originator Receivables Purchase Agreement, etc.
               -------------------------------------------------

               (i) TMN has heretofore furnished the Purchaser, the Administrative Agent and each Funding Agent a true and correct copy of the Originator Receivables Purchase Agreement.

               (ii) TMN and, to the actual knowledge of TMN unless previously disclosed by TMN to the Purchaser, the Administrative Agent and each Funding Agent, each other party to the Originator Receivables Purchase Agreement have duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Originator Receivables Purchase Agreement and the consummation of transactions contemplated thereby.

               (iii) The DALC Purchase complies in all material respects with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by TMN and, to the actual knowledge of TMN unless previously disclosed by TMN to the Purchaser, the Administrative Agent and each Funding Agent, each other party to the Originator Receivables Purchase Agreement in connection with the DALC Purchase have been duly obtained and are in full force and effect. All applicable waiting periods with respect to the DALC Purchase have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the DALC Purchase.

               (iv) The execution and delivery of the Originator Receivables Purchase Agreement did not, and the consummation of the DALC Purchase will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding TMN or any or its subsidiaries or, to the actual knowledge of TMN unless previously disclosed by TMN to the Purchaser, the Administrative Agent and each Funding Agent, any other party to the Originator Receivables Purchase Agreement, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which TMN or any of its subsidiaries is a party or by which TMN or any of its subsidiaries is bound or, to the actual knowledge of TMN unless previously disclosed by TMN to the Purchaser, the Administrative Agent and each Funding Agent, to which any other party to the Originator Receivables Purchase Agreement is a party or by which any such party is bound.

               (v) No statement or representation made in the Originator Receivables Purchase Agreement by TMN or, to the actual knowledge of TMN unless previously disclosed by TMN to the Purchaser, the Administrative Agent and each Funding Agent, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          (t)  Computer Hardware and Software. All of the computer hardware and
               ------------------------------
software necessary for the servicing and collection of the Receivables and Related Security is listed on Schedule I to the Receivables Transfer Agreement.

          (u)  Insurance. Each of the Sellers has insurance covering its
               ---------
respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate in the judgement of the Funding Agents to protect each of them and their respective businesses except where a failure to hold any such insurance could not in the reasonable judgment of the Funding Agents be expected to have a Material Adverse Effect. None of the Sellers has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

          SECTION 4.2.   Reaffirmation of Representations and Warranties by the
                         ------------------------------------------------------
Sellers; Notice of Breach. On the Original Closing Date and on each Business
-------------------------
Day on which Receivables are sold hereunder, each Seller shall be deemed to have certified that all representations and warranties described in Section 4.1 are
                                                               -----------
true and correct on and as of such day as though made on and as of such day.
The representations and warranties set forth in Section 4.1 shall survive (i)
                                                -----------
the conveyance of the Receivables to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Sellers under this Agreement and
(iii) the termination of the rights and obligations of the Transferor, TMN, the Administrative Agent, the Initial Purchasers, the APA Bank Purchasers and each Funding Agent under the Receivables Transfer Agreement. Upon discovery by the Purchaser or any Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other within three (3) Business Days of such discovery.

                                   ARTICLE V

                           COVENANTS OF THE SELLERS

          SECTION 5.1.   Covenants of the Sellers. Each Seller hereby covenants
                         ------------------------
and agrees with the Purchaser that, for so long as this Agreement is in effect, and until all Transferred Receivables, shall have been paid in full or written-off as uncollectible, and all amounts owed by such Seller pursuant to this Agreement have been paid in full, unless the Purchaser otherwise consents in writing, each Seller covenants and agrees as follows:

          (a)  Conduct of Business. Each Seller will, and will cause each of its
               -------------------
Affiliates to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such authority would have a Material Adverse Effect.

          (b)  Compliance with Laws. Each Seller will, and will cause each of
               --------------------
its Affiliates to, comply in all material respects with all Laws to which it may be subject, except where the failure to so comply would not have a Material Adverse Effect.

          (c)  Furnishing of Information and Inspection of Records. Each Seller
               ---------------------------------------------------
will furnish to the Purchaser from time to time such information with respect to such Seller's Receivables as the Purchaser may reasonably request, including, without limitation, listings identifying the Restaurant and the Outstanding Balance for each of its Receivables, together with an aging of such Receivables. Each Seller will, at any time and from time to time during regular business hours and upon reasonable notice permit the Purchaser, or its agents, representatives or assigns, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of such Seller for the purpose of examining such Records, and to discuss matters relating to its Receivables or such Seller's performance hereunder and under the other Transaction Documents to which such Seller is a party with any of the officers, directors, employees or independent public accountants of such Seller having knowledge of such matters.

          (d)  Keeping of Records and Books of Account. Each Seller will
               ---------------------------------------
maintain a system of accounting established and administered in accordance with GAAP, consistently applied, and will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). Each Seller will give the Purchaser prompt notice of any material change in the administrative and operating procedures referred to in the previous sentence.

          (e)  Performance and Compliance with Receivables and Contracts. Each
               ---------------------------------------------------------
Seller at its expense will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables; provided, however, that a breach of the
                                      --------  -------
covenant set forth in this cause (e) shall not give rise to a Termination Event under the Receivables Transfer Agreement unless such breach shall continue to be unremedied for a period of three (3) Business Days after the earlier of (i) the date on which a Responsible Officer of a Seller has knowledge of such failure to fully perform and comply and (ii) the date on which written notice of such failure to fully perform and comply has been given to the applicable Seller.

          (f)  Restaurant Guidelines. Each Seller will comply in all material
               ---------------------
respects with the Restaurant Guidelines in regard to each Receivable and the related Contract; provided, however, that a breach of the covenant set forth in
                  --------  -------
this clause (f) shall not give rise to a Termination Event under the Receivables Transfer Agreement unless such breach shall continue to be unremedied for a period of three (3) Business Days after the earlier of (i) the date on which a Responsible Officer of a Seller has knowledge of such failure to comply and (ii) the date on which written notice of such failure to comply has been given to the applicable Seller.

          (g)  Collections. Each Seller shall instruct all Restaurants (or its
               -----------
designee) and Credit Card Processors to cause all Collections to be deposited directly to a Lock-Box Account.

          (h)  Collections Received. Each Seller shall hold in trust, and
               --------------------
deposit immediately (but in any event no later one Business Day following its receipt thereof) to a Lock-Box Account all Collections received from time to time by such Seller. Each Seller agrees not to deposit or otherwise credit or cause or permit to be so deposited or credited, to such account, cash or cash proceeds other than Collections of Receivables; provided, however that the
                                                --------  -------
deposit
of cash or cash proceeds other than Collections into a Lock-Box Account shall not give rise to a Termination Event unless the Transferor, a Seller or the Servicer shall have failed to segregate or cause to be segregated any such cash or cash proceeds from Collections within two (2) Business Days of deposit or credit to any Lock-Box Account.

          (i)  Sale Treatment. Each Seller agrees to treat each conveyance
               --------------
hereunder for all purposes (including, without limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agreement on all relevant books, records, tax returns, financial statements and other applicable documents as a sale of the Receivables to the Purchaser.

          (j)  No Sales, Liens, Etc. Except as otherwise provided herein, no
               --------------------
Seller will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of its Receivables, Related Security, Collections or Proceeds with respect thereto, (y) any inventory or goods, the sale of which may give rise to a Collection or (z) any Lock-Box Account to which any Collections of any of its Receivables are sent, or assign any right to receive income in respect thereof.

          (k)  No Extension or Amendment of Receivables. No Seller will extend,
               ----------------------------------------
amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto, except as provided in the Receivables Transfer Agreement or as contemplated by the Restaurant Guidelines, without the prior written consent of the Purchaser, the Administrative Agent and each Funding Agent.

          (l)  No Change in Business or Restaurant Guidelines. Except as
               -----------------------------------------------
provided in the Receivables Transfer Agreement, no Seller will make any change in the character of its business or in the Restaurant Guidelines, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

          (m)  No Mergers, Etc. No Seller will, without the prior written
               ---------------
consent of each Funding Agent (which consent shall be obtained by the Administrative Agent), (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person; provided, that a Seller may merge with another Person if such
              --------
Seller is the surviving corporation and such merger or consolidation does not cause a Termination Event or Potential Termination Event under the Receivables Transfer Agreement.

          (n)  Change in Payment Instructions to Restaurants; Deposits to Lock-
               ---------------------------------------------------------------
Box Accounts. No Seller will add or terminate, or make any change to, any Lock-
------------
Box Account, except in accordance with the Receivables Transfer Agreement. No Seller will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account, cash or cash proceeds other than Collections of Receivables.

          (o)  Change of Name, Etc. No Seller shall change its name, identity or
               --------------------
structure or the location of its chief executive office, unless at least ten
(10) days prior to the effective date of any such change such Seller delivers to the Purchaser, the Administrative Agent and each Funding Agent (i) such documents, instruments or agreements, executed by the applicable Seller as are necessary to reflect such change and to continue the perfection of the Purchaser's interest in the Receivables, Related Security, Collections and Proceeds with respect thereto and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Administrative Agent, on behalf of the Funding Agents, the Initial Purchasers and the APA Bank Purchasers, to exercise its rights under the Transaction Documents.

          (p) Indemnification.  Each Seller jointly and severally agrees to
              ---------------
indemnify, defend and hold the Purchaser and its assigns harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Purchaser may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by any Seller of its representations, warranties and covenants contained herein, or any information certified in any schedule or certificate delivered by any Seller hereunder or in connection with the Transaction Documents, being untrue in any material respect at any time; provided that in no event shall this Section 5.1(p) be construed to include
--------                             --------------
uncollectibility of any Receivable for credit-related reasons pertaining to the related Restaurant. Any indemnification pursuant to this Section 5.1(p) shall
                                                          --------------
be had only from the assets of the Sellers and shall not be payable from Collections, except to the extent such Collections are released to a Seller in accordance with the Receivables Transfer Agreement. The obligations of the Sellers under this Section 5.1(p) shall be considered to have been relied upon
                   --------------
by the Purchaser, the Administrative Agent and the Funding Agents and shall survive the execution, delivery, performance and termination of this Agreement for a period of three (3) years following the Purchase Termination Date, regardless of any investigation made by the Purchaser, the Administrative Agent or the Funding Agents or on behalf of any of them.

          (q) ERISA.  No Seller will (i) engage or permit any of its respective
              -----
ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor;
(ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that such Seller or any ERISA Affiliate of such Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to such Seller or any ERISA Affiliate of such Seller under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor and such Seller, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor, such Seller or any ERISA Affiliate of the Transferor or such Seller.

          (r) Insurance.  Except to the extent failure to do so would not
              ---------
reasonably be expected to cause a Material Adverse Effect, each Seller shall (i) keep its insurable properties adequately insured at all times by financially sound and responsible insurers and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses, (ii) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, on, about or in connection with the use of any properties owned, occupied or controlled by it or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area and (iii) maintain such other insurance as may be required by Law, and will cause each of its Subsidiaries to do so.

          (s) Rebates, Taxes and Tips and Processing Fees.  Each Seller shall
              -------------------------------------------
promptly pay all Rebates, taxes and tips and Processing Fees due and owing out of Collections remitted to a Seller for such purposes pursuant to Section 2.5
                                                                  -----------
and 2.6 of the Receivables Transfer Agreement.
    ---

          (t) DALC Trade Name and Service Mark.  No Seller will sell, assign (by
              --------------------------------
operation of law or otherwise) or otherwise dispose of the DALC trade name and service mark.

          (u) Originator Receivables Purchase Agreement.  TMN shall keep the
              -----------------------------------------
Purchaser, the Administrative Agent and each Funding Agent informed of all material circumstances, known to it, bearing upon the Assigned Rights, and TMN shall not waive any of the Assigned Rights (as defined in Section 9.5(a) hereof)
                                                          --------------
or amend, modify or supplement the Originator Receivables Purchase Agreement without the prior consent of the Purchaser, the Administrative Agent and each Funding Agent.

          (v) Minimum Net Worth.  TMN and its consolidated subsidiaries (as
              -----------------
defined in accordance with GAAP) shall at all times have a net worth (as defined in accordance with GAAP) of at least $24,000,000.

          (w) Origination.  Each Seller shall originate the Receivables under
              -----------
the Registered Card Program and Private Label Program in an evenhanded manner, with no one program being favored over the other.

          (x) No Contest.  No Seller shall contest the Purchaser's (or the
              ----------
Purchaser's assignees') right, title and interest in, to and under any tradenames, trademarks and/or service marks sold, assigned, transferred and conveyed by any such Seller to the Purchaser pursuant to Section 2.1(e).
                                                         --------------

          (y) Statements of Use.  Within fifteen (15) days after the first use
              -----------------
in interstate commerce of any trademark, tradename or service mark listed on
Schedule I-A, the applicable Seller shall file a "statement of use" with the PTO
------------
relating to such trademark, tradename or service mark and shall use its best efforts to obtain the acceptance of such "statement of use" thereafter. Immediately upon acceptance of such "statement of use" by the PTO, the applicable Seller shall assign such trademark, tradename or service mark to the Purchaser by use of a form substantially similar to Exhibit B.
                                                    ---------

                                  ARTICLE VI

                             REPURCHASE OBLIGATION

          SECTION 6.1.   Mandatory Repurchase.
                         --------------------

          (a) Breach of Warranty.  If, on any day, any Receivable which has been
              ------------------
sold by any Seller hereunder and which has been reported by such Seller as an Eligible Receivable, shall fail to meet the conditions set forth in the definition of Eligible Receivable on the date of such sale and in connection with the circumstances giving rise to such breach (i) the rights and interests of the Purchaser in such Receivable, Related Security, Collections with respect thereto or the Proceeds thereof are in any manner materially and adversely impaired or (ii) such Receivable is not available to the Purchaser free and clear of any Adverse Claim, such Seller shall be deemed to have received on such day a Collection of such Receivable in full and shall on such day pay to the Purchaser an amount equal to the aggregate Outstanding Balance of such Receivable.

          (b) Reconveyance Under Certain Circumstances.  Each Seller agrees
              ----------------------------------------
that, if on any date the Administrative Agent, a Funding Agent or the Purchaser notifies such Seller or such Seller discovers that any of the representations and warranties made herein is untrue or incorrect with respect to a Receivable in any material respect as of the date such representation or warranty was made, such Seller shall accept the reconveyance of such Receivable on such date. In the event of a reconveyance under this Section 6.1(b), the applicable Seller
                                       --------------
shall pay to the Purchaser in immediately available funds on such date of reconveyance an amount equal to the Outstanding Balance of any such Receivable.

          SECTION 6.2.   Dilutions, Ect.  Each Seller agrees that if on any day
                         ---------------
the Outstanding Balance of a Receivable which has been sold by a Seller hereunder is reduced as a result of any dilution factor, any billing adjustment or other adjustment, then such Seller shall be deemed to have received on such a day a collection of such Receivable in the amount of such reduction and shall on such day pay to the Purchaser an amount equal to such Dilution Adjustment.

                                  ARTICLE VII

                             CONDITIONS PRECEDENT

          The obligations of the Purchaser to purchase the Receivables on the Original Closing Date and on any Business Day on which Receivables are sold or contributed hereunder shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of the Sellers contained in this Agreement shall be true and correct on the Original Closing Date, on the Amendment Effective Date and on the applicable Business Day of sale or contribution, with the same effect as though such representations and warranties had been made on such date;

          (b) All information concerning the Receivables provided to the Purchaser shall be true and correct in all material respects as of the Original Closing Date, in the case of any Receivables sold on the Original Closing Date, or on any other date such Receivables are created, in the case of any Receivables created after the Original Closing Date and sold or contributed by any Seller to the Purchaser on a subsequent Business Day (including as of the Amendment Effective Date, in the case of any Receivables sold on the Amendment Effective Date);

          (c) Each Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party;

          (d) The Sellers shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(b);
                                                        --------------

          (e) All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Sellers copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested;

          (f) The Sellers shall deliver to the Purchaser and each Funding Agent a Weekly Report for the Weekly Settlement Period immediately preceding the Business Day on which such Receivables are sold or contributed; and

          (g) the Purchase Termination Date shall not have occurred.

                                 ARTICLE VIII

                             TERM AND TERMINATION

          SECTION 8.1.   Term.  This Agreement shall commence as of the first
                         ----
day on which all of the conditions precedent have been satisfied and shall continue in full force and effect until the date following the earlier of (i) the date designated by the Purchaser or TMN as the Purchase Termination Date at any time following ten (10) days' written notice to the other (with a copy thereof to the Administrative Agent and each Funding Agent), (ii) the date on which the Administrative Agent (with the consent or at the direction of the Funding Agents), on behalf of the Initial Purchasers and the APA Bank Purchasers, declares a Termination Event or a Potential Termination Event pursuant to the Receivables Transfer Agreement, (iii) upon the occurrence of an Event of Bankruptcy with respect to either the Purchaser or any Seller, (iv) the date on which either the Purchaser or any Seller becomes unable for any reason to purchase or re-purchase the interest of the Purchaser in any Receivable in accordance with the provisions of this Agreement or defaults on its obligations hereunder, which default continues unremedied for more than ten (10) days after written notice or (v) the first anniversary of the Amendment Effective Date (any such date being a "Purchase Termination Date"); provided, however, that the
                   -------------------------    --------  -------
termination of this Agreement pursuant to this Section 8.1 hereof shall not
                                               -----------
discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations to make any payments with respect to the interest of the Purchaser in any Receivable sold prior to such termination.

          SECTION 8.2.   Effect of Termination.  Following the termination of
                         ---------------------
this Agreement pursuant to Section 8.1, no Seller shall sell, and the Purchaser
                           -----------
shall not purchase, any Receivables. No termination, rejection or failure to assume the executory obligations of this Agreement in any Event of Bankruptcy with respect to any Seller or the Purchaser shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by any Seller or the Purchaser. Without limiting the foregoing, prior to termination, the failure of any Seller to deliver computer records of its Receivables or any reports regarding its Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to this Agreement render an executed sale executory.

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

          SECTION 9.1.   Amendments, Etc.  This Agreement and the rights and
                         ---------------
obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Sellers and consented to in writing by each Funding Agent (with the consent of the Required Participants). Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

          SECTION 9.2.   Governing Law; Submission to Jurisdiction.
                         -----------------------------------------

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (b) The parties hereto hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.2 shall affect
                                                       ------------
the right of the Purchaser to bring any other action or proceeding against any Seller or its property in the courts of other jurisdictions.

          SECTION 9.3.   Notices.  All demands, notices and communications
                         -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to:

          (a)  in the case of the Purchaser:

               RTR FUNDING LLC
               11900 Biscayne Boulevard
               North Miami, FL 33181-9915
               Attention: Steve Lerch
               Telephone: (305)892-3343
               Telecopy: (305) 892-4230

          (b)  in the case of TMN:

               TRANSMEDIA NETWORK INC.
               11900 Biscayne Boulevard
               North Miami, FL 33181-9915
               Attention: Steve Lerch
               Telephone: (305) 892-3306
               Telecopy: (305) 892-3342

          (c)  in the case of iDine:

               IDINE RESTAURANT GROUP INC.
               11900 Biscayne Boulevard
               North Miami, FL 33181-9915
               Attention: Steve Lerch
               Telephone: (305) 892-3306
               Telecopy: (305) 892-3342

          (d)  in the case of Service Company:

               TRANSMEDIA SERVICE COMPANY INC.
               11900 Biscayne Boulevard
               North Miami, FL 33181-9915
               Attention: Steve Lerch
               Telephone: (305) 892-3306
               Telecopy: (305) 892-3342

          in each case, with a copy to:

               THE CHASE MANHATTAN BANK,
                as Administrative Agent
                and as PARCO Funding Agent
               450 West 33rd Street
               15th Floor
               New York, New York  10001
               Attention: Craig Kantor
                          Structured Finance Services
               Telephone: (212) 946-7861

               Telecopy:  (212) 946-7776

               MORGAN, LEWIS & BOCKIUS, LLP
               101 Park Avenue
               New York, NY 10178
               Attention: Stephen Farrell, Esq.
               Telephone:
               Telecopy: (212) 309-6273

               BMO NESBITT BURNS CORP.
               115 South LaSalle Street
               13 West
               Chicago, IL 60603
               Attention:  Scott Franklin
               Telephone: (312) 461-2929
               Telecopy: (312) 461-3189

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

          SECTION 9.4.   Severability of Provisions.  If any one or more of the
                         --------------------------
covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 9.5.   Collateral Assignment of Rights Under Originator
                         ------------------------------------------------
Receivables Purchase Agreement; Assignments Generally.
-----------------------------------------------------

          (a) TMN hereby collaterally assigns all of its estate, right, title, interest, benefits, powers and privileges (but not any obligations or liabilities thereunder) under the Originator Receivables Purchase Agreement in respect of the Receivables it has acquired pursuant thereto (collectively, the "Assigned Rights") to the Purchaser and the Purchaser hereby accepts such
 ---------------
assignment.

          (b) This Agreement may not be assigned by the parties hereto, except that the Purchaser may assign its rights (including, without limitation, the Assigned Rights) hereunder pursuant to the Receivables Transfer Agreement to the Administrative Agent for the benefit of the Funding Agents, the Initial Purchasers and the APA Bank Purchasers as security for the Purchaser's repayment obligations under the Receivables Transfer Agreement. The Purchaser hereby notifies each Seller (and each Seller hereby acknowledges) that the Purchaser, pursuant to the Receivables Transfer Agreement, has assigned its rights (but not its obligations) hereunder to the Administrative Agent for the benefit of the Funding Agents, the Initial Purchasers and the APA Bank Purchasers. All rights of the Purchaser hereunder may be exercised by the Administrative Agent (with the consent or at the direction of the Funding Agents) to the extent of its rights hereunder and under the other Transaction Documents.

          SECTION 9.6.   Further Assurances.  The Purchaser and the Sellers
                         ------------------
agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the Relevant UCC or other laws of any applicable jurisdiction.

          SECTION 9.7.   No Waiver; Cumulative Remedies.  No failure to exercise
                         ------------------------------
and no delay in exercising, on the part of the Purchaser, any Seller, the Administrative Agent, or a Funding Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

          SECTION 9.8.   Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          SECTION 9.9.   Binding Effect; Third-Party Beneficiaries.  This
                         -----------------------------------------
Agreement and the other Transaction Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Administrative Agent, the Initial Purchasers, the APA Bank Purchasers and each Funding Agent are each intended by the parties hereto to be third-party beneficiaries of this Agreement.

          SECTION 9.10.  Merger and Integration.  Except as specifically stated
                         ----------------------
otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

          SECTION 9.11.  Headings.  The headings herein are for purposes of
                         --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          SECTION 9.12.  Exhibits.  The schedules and exhibits referred to
                         --------
herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]